                                                                    EXHIBIT 3.16

                                     BY LAWS

                                       OF

                           MAXUM HEALTH SERVICES CORP.

                                   ARTICLE l.

                                   AMENDMENTS

        Section 1.1. Amendment of By-Laws. These by-laws may be altered, amended or repealed, and new by-laws may be adopted by the shareholders or board of directors.

                                   ARTICLE 2.

                                     OFFICES

        Section 2.1. Registered Office. The corporation shall continuously maintain in the State of Delaware a registered office which may, but need not be, the same as its place of business, and a registered agent whose business office is identical with such registered office.

        Section 2.2. Other Offices. The corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE 3.

                                      STOCK

        Section 3.1. Form of Stock Certificates. Stock shall be represented by certificates or shall be uncertificated stock.

                3.1.1. Signing of Certificates. Certificates representing stock of the corporation shall be signed by the appropriate officers and may be sealed with the seal or a facsimile of the seal of the corporation. If a certificate, is countersigned by a transfer agent or registrar, other than an employee of the corporation, any other signatures may be facsimile. Each certificate representing stock shall be consecutively numbered or otherwise identified, and shall also state the name of the person to whom issued, the number and class of stock (with designation of series, if any), the date of issue, and that the corporation is organized under Delaware law. If the corporation is authorized to issue stock of more than one class or of series within a class, the certificate shall also contain such information or statement as may be required by law.

                3.1.2. Uncertificated Stock. The board of directors may provide by resolution that some or all of any class or series of stock shall be uncertificated stock. Any such resolution shall not apply to stock represented by a certificate until the certificate has been surrendered to the corporation. Within a reasonable time after the issuance or transfer of uncertificated stock, the corporation shall send the registered owner thereof a written notice of all information that would appear on a certificate. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated stock shall be identical to those of the holders of certificates representing stock of the same class and series.

                3.1.3. Identification of Stockholders. The name and address of each stockholder, the number and class of stock held and the date on which the stock was issued shall be entered on the books of the corporation. The person in whose name stock stands on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation.

        Section 3.2. Lost, Stolen or Destroyed Certificates. If a certificate representing stock has allegedly been lost, stollen or destroyed, the board of directors may in its discretion, except as may be required by law, direct that a new certificate be issued upon such indemnification and other reasonable requirements as it may impose.

        Section 3.3. Transfers of Stock. Transfer of stock of the corporation shall be recorded on the books of the corporation. Transfer of stock represented by a certificate, except in the case of a lost, stolen or destroyed certificate, shall be made on surrender for cancellation of the certificate for such stock. A certificate presented for transfer must be duly endorsed and accompanied by proper guaranty of signature or other appropriate assurances that the endorsement is effective. Transfer of an uncertificated stock shall be made on receipt by the corporation of an instruction from the registered owner or other appropriate person. The instruction shall be in writing or a communication in such form as may be agreed upon in writing by the corporation.

                                   ARTICLE 4.

                                  STOCKHOLDERS

        Section 4.1. Annual Meeting. The annual meeting of the stockholders for the election of directors and the transaction of any other proper business shall be held on April 1st of each year at 10:00 a.m., commencing with the year 1986. If the annual meeting has not been held on the date designated by these by-laws, the board of directors may call such meeting to be held as soon after such designated date as is convenient and practicable.

        Section 4.2. Special Meetings. Special meetings of the stockholders may be called by the president, by the board of directors, or by the holders of not less than one-fifth of all the outstanding stock of the corporation, entitled to vote on the matter for which the meeting is called.

        Section 4.3. Place of Meeting. The board of directors may designate the place of meeting for any annual or special meeting of stockholders. In the absence of any such designation, the place of meeting shall be the principal place of business of the corporation.

        Section 4.4. Notice of Meetings. For all meetings of stockholders, a written or printed notice of the meeting shall be delivered, personally or by mail, to each stockholder of record entitled to vote at such meeting, which notice shall state the place, date and hour of the meeting. For all special meetings and when and as otherwise required by law, the notice shall state the purpose or purposes of the meeting. The notice of the meeting shall be given not less than 10 nor more than 60 days before the date of the meeting, or in the case of a meeting involving a merger, consolidation or sale, lease or an exchange of all or substantially all, of the property or assets of the corporation, not less than 20 nor more than 60 days before the date of such meeting. If mailed, such notice shall be deemed to have been delivered when deposited in the United States mail, postage prepaid, directed to the stockholder at his or her address as it appears on the records of the corporation. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken unless otherwise required by law.

        Section 4.5. Quorum of Stockholders. The holders of a majority of the outstanding stock of the corporation entitled to vote on a matter, present in person or represented by proxy, shall constitute a quorum for consideration of such matter at any meeting of stockholders unless a greater or lesser number is required by the certificate of incorporation. At any adjourned meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the original meeting, unless otherwise required by 1aw. Withdrawal of stockholders from any meeting shall not cause failure of a duly constituted quorum at the meeting, unless otherwise required by law.

        Section 4.6. Manner of Acting. The affirmative vote of a majority of the stock represented at a meeting and entitled to vote on a matter at which a quorum is present shall be the act of the stockholders, unless the vote of a greater number or voting by class is required by law or the certificate of incorporation.

        Section 4.7. Fixing of Record Date. If no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or stockholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the close of business on the day before the date on which the resolution of the board of directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of stockholders. If a record date is specifically set for the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the board of directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than 60 days and, for a meeting of stockholders, not less than 10 days, or in the case of a merger, consolidation or sale, lease or exchange of assets, not less than 20 days, immediately preceding such meeting. when a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this Section, such determination shall apply to any adjournment thereof.

        Section 4.8. Voting Lists. The officer or agent havinq charge of the transfer book for stock of the corporation shall make, at least 10 days before such meeting, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order, with the address of and the number of shares held by each. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

        Section 4.9. Proxies. A stockholder may appoint a proxy to vote or otherwise act for him or her by signing an appointment form and delivering it to the person so appointed. No proxy shall be valid after the expiration of three years from the date thereof unless otherwise provided in the proxy. An appointment of a proxy is revocable by the stockholder unless the appointment form states that it is irrevocable and if, and only so long as, it is coupled with an interest sufficient in law to support an irrevocable power.

        Section 4.10. Voting of Shares by Certain Holders. Persons holding stock in a fiduciary capacity shall be entitled to vote the shares so held. Persons whose stock is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of the corporation he has expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his proxy, may represent such stock and vote thereon.

                4.10.1. Multiple Ownership. If shares or other securities having voting power stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the secretary of the corporation is given written notice to the contrary and is furnished with a copy of the instrument or order apppointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect:

                     4.10.1.1. One Vote. If only one votes, his act binds all;

                     4.10.1.2. Majority Vote. If more than one vote, the act
                of the majority so voting binds all;

                     4.10.1.3. Tie Vote. If more than one vote, but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionally, or any person voting the shares, or a beneficiary, if any, may apply to the Court of Chancery of Delaware or such other court as may have jurisdiction to appoint an additional person to act with the persons so voting the shares, which shall then be voted as determined by a majority of such persons and the person appointed by the Court. If the instrument so filed shows that any such tenancy is held in unequal interests, a majority or even-split for the purpose of this subsection shall be a majority or even-split interest.

        Section 4.11. Inspectors. At any meeting of stockholders, the chairman of the meeting may, or upon the request of any stockholder shall, appoint one or more persons as inspectors for such meeting. Inspectors shall:

                4.11.1. Vote Count and Report. Ascertain and report the number of shares of stock entitled to vote represented at the meeting, based upon their determination of the validity and effect of proxies; count all votes and report the results; and do such other acts as are proper to conduct the election and voting with impartiality and fairness to the stockholders.

                4.11.2. Written Reports. Each report shall be in writing and such report shall be signed by the inspector or by a majority of them if there be more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

        Section 4.12. Consent of Stockholders in Lieu of a Meeting. Any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

        Section 4.13. Notice to Stockholders Not Consenting. Prompt notice of the taking of the corporation action without a meeting by less than unanimous consent shall be given in writing to those stockholders who have not consented in writing. In the event that the action which is consented to is such as would have required the filing of a certificate under any Section of the General Corporation Law if such action had been voted on by the stockholders at a meeting thereof, the certificate filed under such other Section shall state, in lieu of any statement required by such Section concerning any vote of stockholders, that written consent has been given in accordance with the provisions of said Section and that written notice to non-consenting stockholders has been given as provided in this by-law.

                                  ARTICLE 5.

                                  DIRECTORS

        Section 5.1. General Powers. The business and affairs of the corporation shall be managed by or under the direction of its board of directors.

        Section 5.2. Number, Tenure and Resignation. The number of directors of the corporation shall be set by resolution of the board of directors. The number of directors may be increased or decreased from time to time by amendment to these by-laws, within the limitations prescribed by this Section without further amendment to the by-laws; provided, however, that no decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Each director shall hold office until the last to occur of the next annual meeting of stockholders or until his or her successor is elected and has qualified. A director may resign at any time by written notice to the board, its chairman, or the President or secretary of the corporation. The resignation is effective on the date it bears, or its designated effective date.

        Section 5.3. Quorum of Directors. A majority of the number of directors fixed in Section 5.2 of this Article shall constitute a quorum for the transaction of business at any meeting of the board of directors; provided, however, that if less than a majority of the number of directors fixed in
Section 5.2 of this Article is present at a meeting, a majority of the directors present may adjourn the meeting at any time without further notice, unless otherwise required by law.

        Section 5.4. Manner of Acting. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors, unless the act of a greater number is required by law or these by-laws.

        Section 5.5. Vacancies. Any vacancy occurring in the board of directors and any directorship to be filled by reason of an increase in the number of directors may be filled by election at an annual meeting or at a special meeting of stockholders called for that purpose. The board of directors may appoint a director to fill a vacancy at any regular or special meeting of the board of directors to hold office until a meeting of stockholders is held. A director elected by the stockholders to fill a vacancy shall hold office for the balance of the term for which he or she was elected.

        Section 5.6. Removal of Directors. One or more of the directors may be removed, with or without cause, at a meeting of stockholders, by the affirmative vote of the holders of a majority of the outstanding stock then entitled to vote at an election of directors, except as follows:

                5.6.1. Notice of Meeting. No director shall be removed at a meeting of stockholders unless the notice of such meeting shall state that a purpose of the meeting is to vote upon the removal of one or more directors named in the notice. Only the named director or directors may be removed at such meeting.

        Section 5.7. Regular Meetings. A regular meeting of the board of directors shall be held without other notice than this by-law, immediately after, and at the same place as, the annual meeting of stockholders. The board of directors may provide, by resolution, the place, date and hour for the holding of additional regular meetings of the board of directors, without other notice than such resolution.

        Section 5.8. Special Meetings. Special meetings of the board of directors may be called by or at the request of the President or any two directors. The person or persons authorized to call special meetings of the board of directors may fix the place for holding any special meeting of the board of directors called by them.

        Section. 5.9. Notice. Notice of any special meeting of the board of directors shall be given at least two days prior to the meeting by written notice delivered personally, by mail, telegram, or telex to each director at his or her business address. If mailed, such notice shall be deemed to have been delivered when deposited in the United States mail in a sealed envelope so addressed, with postage prepaid thereon. If notice is given by telegram, such notice shall be deemed to have been delivered when the telegram is delivered to the telegraph company. If notice is given by telex, such notice shall be deemed to have been delivered when the telex message is delivered to the telex operator. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

        Section 5.10. Presumption of Assent. A director of the corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be conclusively presumed to have assented to the action taken, unless his or her dissent shall be entered in the minutes of the meeting or unless he or she shall file his or her written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof, or shall forward such dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

        Section 5.11. Committees. A majority of the directors may, by resolution passed by a majority of the number of directors fixed by the stockholders under
Section 5.2 of this Article, create one or more committees and appoint members of the board to serve on the committee or committees. Each committee shall have one or more members, who serve at the Pleasure of the board.

                5.11.1. Quorum. A majority of any committee shall constitute a quorum and a majority of a quorum is necessary for committee action. A committee may act by unanimous consent in writing without a meeting and, subject to the Provisions of the by-laws or action by the board of directors, the committee by majority vote of its numbers shall fix the time and place of meetings and the notice required therefor.

                5.11.2. Power and Authority. To the extent specified by the board of directors, each committee may exercise the authority of the board of directors, provided, however, a committee may not exercise the power or authority with reference to:

                          5.11.2.1. Amendment of Certificate of Incorporation.
                Amending the certificate of incorporation (except that a committee may exercise the power pursuant to Section 151(a) of the General Corporation Law);

                          5.11.2.2. Merger and Consolidation. Adopting a plan of
                merger or consolidation;

                          5.11.2.3. Sale, Lease or Exchange of Assets.
                Recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets;

                        5.11.2.4. Dissolution. Recommending to stockholders a
                dissolution of the corporation or a revocation of a dissolution;

                        5.11.2.5. By-Laws. Amending the by-laws of corporation;

                        5.11.2.6. Dividends. Declaring a dividend;

                        5.11.2.7. Issuance of Stock. Authorizing the issuance of
                stock; or

                        5.11.2.8. Merger with Subsidiary. Adopting a certificate
                of ownership and merger pursuant to Section 253 of the General Corporation Law authorizing the issuance of stock.

        Section 5.12. Informal Action by Directors. Any action required by General Corporation Law to be taken at a meeting of the board of directors of the corporation, or any other action which may be taken at a meeting of the board of directors or a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors entitled to vote with respect to the subject matter thereof, or by all members of such committee, as the case may be.

                5.12.1. Effective Date. The consent shall be evidenced by one or more written approvals, each of which sets forth the action taken and bears the signature of one or more directors. All the approvals evidencing the consent shall be delivered to the secretary to be filed in the corporate records. The action taken shall be effective when all the directors have approved the consent unless the consent specifies a different effective date.

        Section 5.13. Meeting by Conference Telephone. Members of the board of directors or of any committee of the board of directors may participate in and act at any meeting of the board or committee by means of conference telephone or other similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such a meeting shall constitute attendance and presence in person at the meeting.

        Section 5.14. Compensation. The board of directors, by the affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the corporation as directors, officers, or otherwise.

                                   ARTICLE 6.

                                    OFFICERS

        Section 6.1. Number. The officers of the corporation shall be a president, one or several vice presidents, a treasurer, one or more assistant treasurers (if elected by the board of directors), a secretary, one or more assistant secretaries (if elected by the board of directors), and such other officers as may be elected in accordance with the provisions of this Article. Any two or more offices may be held by the same person.

        Section 6.2. Election and Term of Office. The officers of the corporation shall be elected annually by the board of directors at the first meeting of the board of directors held after each annual meeting of stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as reasonably Practicable. Subject to the provisions of Section 6.3 hereof; each officer shall hold office until the last to occur of the next annual meeting of the board of directors or until his or her successor is duly elected and has qualified. Election of an officer shall not of itself create contract rights.

        Section 6.3. Removal of Officers. Any officer elected or appointed by the board of directors may be removed by the board of directors whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

        Section 6.4. Vacancies; New Offices. A vacancy occurring in any office may be filled and new offices may be created and filled, at any time, by the board of directors.

        Section 6.5. President. The President shall be the chief executive officer of the corporation. He or she shall be in charge of the day to day business and affairs of the corporation, subject to the direction and control of the board of directors. He or she shall preside at all meetings of the board of directors. He or she shall have the power to appoint such agents and employees as in his or her judgment may be necessary or proper for the transaction of the business of the corporation. He or she may sign, with the secretary or other proper officer of the corporation thereunto authorized by the board of directors, stock certificates, deeds, mortgages, bonds, contracts, or other instruments which the board of directors has authorized to be executed. He or she may vote on behalf of the corporation, by proxy or otherwise, all securities which the corporation is entitled to vote, and, in general, shall perform all duties incident to the office of president and such other duties as from time to time may be prescribed by the board of directors.

        Section 6.6. Vice President(s). The vice president (or in the event there is more than one vice president, each of the vice presidents) shall assist the president in the discharge of his or her duties as the president may direct, and shall perform such other duties as from time to time may be assigned to him or her (them) by the president or the board of directors. In the absence of the president, the vice president (or vice presidents, in the order of their election), shall perform the duties and exercise the authority of the president.

        Section 6.7. Treasurer. The treasurer shall have charge and custody of and be responsible for all funds and securities of the corporation, receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article 8 of these bylaws, have charge of and be responsible for the maintenance of adequate books of account for the corporation, and, in general, perform all duties incident to the office of treasurer and such other duties not inconsistent with these bylaws as from time to time may be assigned to him or her by the president or the board of directors.

        Section 6.8. Secretary. The secretary shall keep the minutes of the stockholders' and the board of directors' meetings, see that all notices are duly given in accordance with the provisions of these bylaws or as required by law, have general charge of the corporate records and of the seal of the corporation, have general charge of the stock transfer books of the corporation, keep a register of the post office address of each stockholder which shall be furnished to the secretary by such stockholder, sign with the president, or any other officer thereunto authorized by the board of directors, and any contracts, deeds, mortgages, bonds, or other instruments which the board of directors has authorized to be executed, according to the requirements of the form of the instrument, and, in general, perform all duties incident to the office of secretary and such other duties not inconsistent with these bylaws as from time to time may be assigned to him or her by the president or the board of directors.

        Section 6.9. Assistant Treasurers and Assistant Secretaries. The board of directors may elect one or more assistant treasurers and assistant secretaries. In the absence of the treasurer, or in the event of his or her inability or refusal to act, the assistant treasurers, in the order of their election, shall perform the duties and exercise the authority of the treasurer. In the absence of the secretary, or in the event of his or her inability or refusal to act, the assistant secretaries, in the order of their election, shall perform the duties and exercise the authority of the secretary. The assistant treasurers and assistant secretaries, in general, shall perform such other duties not inconsistent with these by-laws as shall be assigned to them by the treasurer or the secretary, respectively, or by the President or the board of directors.

        Section 6.10. Compensation. The compensation of all directors and officers shall be fixed from time to time by the board of directors. No officer shall be prevented from receiving such compensation by reason of the fact that he or she is also a director of the corporation. All compensation so established shall be reasonable and solely for services rendered to the corporation.

           6.10.1. Compensation and Expense Disallowance. All payments made to a director or officer of the corporation, including, but not limited to salary, commission, bonus, interest, travel and entertainment expenses and deferred compensation payments, which shall be disallowed, in whole or in part, as a deductible expense by the Internal Revenue Service, shall be reimbursed by such director or officer of the corporation to the full extent of such disallowance. The proper corporate officers are authorized and directed to effect collection on behalf of the corporation for each amount disallowed. In lieu of a payment by the director or officer, subject to the determination of the board of directors, appropriate amounts may be withheld from future compensation payments paid to such director or officer until the amount owed the corporation is recovered. This by-law shall be considered a term and condition of employment for each director and officer of the corporation, unless specifically waived in writing by the board of directors.

                                    ARTICLE 7.

                                 INDEMNIFICATION

        Section 7.1. Indemnification of Directors and Officers. (a) A director of the Corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware, or any other applicable law, is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, or any other applicable law, as so amended. Any repeal or modification of this Section (a) by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

(b) (1) Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereafter a "proceeding"), by reason of the fact that he or she or a person of whom he or she is a legal representative or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer or employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware, or any other applicable law, as the same exists may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), against all expenses, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be an director, officer, employee or agent and shall inure to the benefit to his or her heirs, executors and administrators; provided, however, that except as provided in paragraph (2) of this Section (b) with respect to proceeding seeking to enforce rights to indemnification, the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part hereof) initiated by such person only if such proceeding (or part hereof) was authorized by the Board of Directors of the corporation. The right of indemnification conferred in this Section (b) shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the General Corporation Law of the State of Delaware, or any other applicable law, requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is render day such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the corporation of an undertaking by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section (b) or otherwise.

(2) If a claim under paragraph (1) of this Section (b) is not paid in full by the corporation within thirty days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware, or any other applicable law, for the Corporation to indemnify the claimant of the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, stockholders or independent legal counsel) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, or any other applicable law, nor an actual determination by the corporation (including its Board of Directors, stockholders or independent legal counsel) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

(3) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section (b) shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

(4) The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware, or any other applicable law.

(5) The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by the corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any employee or agent of the corporation to the fullest extent of the provisions of this Section (b) with respect to the indemnification and advancement of expenses of directors and officers of the corporation.

(6) Any repeal or modification of this Section (b) by the stockholders of the corporation shall not adversely affect any right or protection of a director, officer, employee or agent of the corporation existing at the time of such repeal or modification.

        Section 7.2. Contract with the Corporation. The provisions of Section
7.1 of this Article shall be deemed to be a contract between the corporation and each director or officer who serves in any such capacity at any time while said
Section 7.1 and the relevant provisions of the General Corporation Law or other applicable laws, if any, are in effect, and any repeal or modification of any such law or of said Section 7.1 shall not affect any state of facts then or theretofore existing or any action, suit or proceeding theretofore existing or thereafter brought or threatened based in whole or in part upon any such state of facts. The corporation further agrees that in the event a person entitled to indemnification under Section 7.1 of this Article claims indemnification, the corporation shall take all required action to bring about a prompt and good faith determination of such person's right to indemnification hereunder.

        Section 7.3. Indemnification of Employees and Agents. Persons who are not covered by the foregoing provisions of this Article and who are or were employees or agents of the corporation, or are or were serving at the request of the corporation as employees or agents of another corporation, joint venture, partnership, trust or other enterprise, may be indemnified to the extent the corporation is empowered to do so by General Corporation Law or any other applicable laws, when and as authorized at any time from time to time by the board of directors in its sole discretion.

        Section 7.4. Advance of Expenses. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding, as authorized by the board of directors in a specific case, upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount, unless it shall ultimately be determined that he or she is entitled to be indemnified by the corporation as authorized in this article.

        Section 7.5. Other Rights of Indemnification. The indemnification provided or permitted by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled by law, agreement or otherwise and shall continue as to a person who ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

        Section 7.6. Liability Insurance. The corporation shall have the power to purchase and maintain insurance on behalf of any Person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such whether or not the corporation would have the power to indemnify such person against such liability under the provisions of this Article.

                                   ARTICLE 8.

                                 FISCAL MATTERS

        Section 8.1. Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

        Section 8.2. Contracts. The board of directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument, in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

        Section 8.3. Loans and Indebtedness. No substantial or material loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the board of directors. Such authority may be general or confined to specific instances.

        Section 8.4. Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, notes or the evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation as the board of directors shall from time to time designate.

        Section 8.5. Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the board of directors may select.

                                   ARTICLE 9.

                                     GENERAL

        Section 9.1. Dividends and Distributions. The board of directors may from time to time declare or otherwise authorize, and the corporation may pay, dividends or other distributions on its outstanding stock in the manner and upon the terms, conditions and limitations provided by law or the articles of incorporation.

        Section 9.2. Corporate Seal. The board of directors may provide a corporate seal which shall be in the form of a circle and shall have inscribed thereon the name of the corporation and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

        Section 9.3. Waiver of Notice. Whenever any notice is required to be given by law, articles of incorporation or under the Provisions of these by-laws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

        Section 9.4. Headings. Section or Paragraph headings are inserted herein only for convenience of reference and shall not be considered in the construction of any provision hereof.